Exhibit 99.2

BROCADE CONTACTS

Media Relations	Investor Relations
Leslie Davis	Shirley Stacy
Tel: 408.333.5260	Tel: 408.333.5752
lmdavis@brocade.com	sstacy@brocade.com

BROCADE ANNOUNCES EXECUTIVE APPOINTMENTS:
MICHAEL KLAYKO NAMED CEO

Greg Reyes to Take on New Role As Advisor on Customer and Strategic Matters

SAN JOSE, Calif., January 24, 2005 – Brocade Communications Systems, Inc. (Nasdaq: BRCD), the world’s leading provider of infrastructure solutions for Storage Area Networks (SANs), announced today that the Board of Directors has appointed Michael Klayko to the position of Chief Executive Officer and a member of the Board of Directors. Greg Reyes, Brocade Chairman and CEO since 1998, remains as a director and will serve as an advisor to the Board and the new CEO, focusing on customer and strategic matters.

“Greg has built an outstanding company brand and organization during the past six years, and we appreciate the breadth and depth of his contributions to Brocade,” said Michael Klayko. “In his new role, he will continue to be a very important and valuable contributor to our customer relationships and to the continued success of Brocade.”

“It’s time for me to take on a new role, and I’m very proud of the company and confident in the management team that will continue to drive Brocade’s success,” said Greg Reyes. “Mike is uniquely qualified to lead Brocade going forward and brings an in-depth knowledge of the storage networking industry and strong customer relationships to his new role.”

Other Board changes announced today include Dave House being appointed to Executive Chairman and L. William Krause being named lead outside Director.

“I’m very excited about the opportunities ahead for Brocade,” said Klayko. “We’ve got a great management team, outstanding partners and the largest installed base in the industry. I look forward to working with Dave to help serve our customers and partners, and build shareholder value.
Dave’s broad experience and his tenure on Brocade’s board offer great value to our leadership team,” Klayko added.

Michael Klayko’s appointment as President and CEO follows nearly one year as Brocade’s Vice President of Worldwide Sales. Klayko joined Brocade in January 2003, when the company acquired Rhapsody Networks, where he was CEO and President. Before founding Rhapsody, Klayko held positions in executive management with McData, and senior sales and marketing management positions with EMC, HP, and IBM.

In a separate announcement today, Brocade said that a previously announced internal review by the firm’s Audit Committee, related to the issuance and recording of stock options, has been completed. For more information, please see: “Brocade Announces the Completion of Audit Committee Internal Review.”

Conference Call
Brocade will host a conference call on Monday, January 24, 2005, at 2:00 p.m. Pacific Time, 5:00 p.m. Eastern Time to discuss the new executive appointments. The dial-in numbers for the conference call are 1-877-407-2753 and 1-706-634-7602, password is Brocade. A replay of the conference call will be available within two hours after the call concludes. The replay number is 1-800-642-1687 or 706-645-9291, password is 3616329. The conference call will also be webcast live via the Internet at www.brocade.com/investors. This webcast will be available for the next month at www.brocade.com/investors.

About Brocade Communications Systems, Inc.
Brocade offers the industry’s leading intelligent platform for networking storage. The world’s leading systems, applications, and storage vendors have selected Brocade to provide a networking foundation for their SAN solutions. The Brocade SilkWorm family of fabric switches and software is designed to optimize data availability and storage and server resources in the enterprise. Using Brocade solutions, companies can simplify SAN implementation, reduce the total cost of ownership of data storage environments, and improve network and application efficiency. For more information, visit the Brocade website at www.brocade.com or contact the Company at info@brocade.com.

Forward Looking Statements
This press release contains forward-looking statements, as defined under Federal Securities Laws. These forward-looking statements include the statements regarding the statements about the strength of Brocade’s business and prospects and new management. These statements are just predictions and involve risks and uncertainties, such that actual results may differ significantly. These risks include, but are not limited to, the review and audit by the Company’s independent auditors of the Company’s restated financial statements; actions resulting from discussions with or required by the Securities Exchange Commission; our ability to manage the transition between new and older products; our ability to effectively transition management roles to new personnel; our ability to achieve market acceptance of the Silkworm Fabric Application Platform product family; our ability to develop new and enhanced products that achieve widespread market acceptance; the loss of our third-party contract manufacturers; our failure to accurately forecast demand for our products; our ability to manage the production of our products; our ability to retain key personnel and to continue to recruit qualified personnel; quarterly and annual fluctuations in our revenues and operating results; increased market competition and pricing pressure; our dependence on OEM partners; declines in the prices of our products and our revenues and gross margins; the effect of changes in IT spending levels; our failure to manage distribution channels and other customer relationships; our dependence on sole source and limited source suppliers for certain key components including ASICs, microprocessors, logic chips and programmable logic devices; our failure to manage our business effectively in a rapidly evolving market; the effect of future acquisitions on our business operations; our ability to attain profitability; international political instability; increased international sales activity; seasonal fluctuations and uneven sales patterns; the existence of undetected errors in our products; and our ability to protect our intellectual property and defend against infringement claims. These and other risks are set forth in more detail in the Company’s reports on Form 10-K for the fiscal year ended October 25, 2003 and Form 10-Q for the fiscal quarter ended July 31, 2004.

###

Brocade, the Brocade B weave logo, Secure Fabric OS, Fabric OS, SilkWorm, and SilkWorm Express are registered trademarks of Brocade Communications Systems, Inc., in the United States and/or in other countries.